Exhibit 99.2

TLC HEALTH CARE SERVICES, INC.

Consolidated Financial Statements

December 31, 2007 and March 31, 2007 and for the Three and Nine-month

Periods ended December 31, 2007 and 2006

TLC Health Care Services, Inc.

Condensed Consolidated Balance Sheets

December 31, 2007 and March 31, 2007

(dollars in thousands, except share data)

	December 31, 2007 (unaudited)	March 31, 2007
Assets
Current assets:
Cash and cash equivalents	$5,252	$4,590
Accounts receivable, net	33,123	29,056
Prepaid expenses and other current assets	2,532	3,941
Prepaid income taxes	11	71

Total current assets	40,918	37,658
Fixed assets, net	5,700	6,453
Goodwill	137,881	136,350
Intangible assets, net	91,528	93,176
Deferred debt issuance costs, net	3,607	4,071
Other assets	1,568	1,659

Total assets	$281,202	$279,367

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,053	$5,337
Accrued expenses	1,526	3,847
Accrued distributions to licensees	204	512
Accrued payroll and payroll related expenses	15,992	17,090
Current portion of long-term debt	3,369	5,070
Medicare and Medicaid liabilities	2,598	2,811

Total current liabilities	28,742	34,667
Long-term debt, net of current portion	169,666	169,445
Other long-term liabilities	6,454	5,704
Deferred income taxes	13,560	9,997

Total liabilities	218,422	219,813

Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock ($0.01 par value: 1,000,000 shares authorized; 103,084 shares issued and outstanding as of December 31 and March 31, 2007)	1	1
Additional paid-in capital	87,469	86,844
(Accumulated deficit) retained earnings	(24,690)	(27,291)

Total stockholders’ equity	62,780	59,554

Total liabilities and stockholders’ equity	$281,202	$279,367

The accompanying notes are an integral part of these condensed consolidated financial statements.

TLC Health Care Services, Inc.

Condensed Consolidated Statements of Operations

For the Three and Nine-Month Periods Ended December 31, 2007 and 2006

(Unaudited)

(dollars in thousands)

	For the three-month periods ended December 31,		For the nine-month periods ended December 31,
	2007	2006	2007	2006
Net service revenue	$76,714	$69,354	$224,652	$213,170
Direct service cost	35,117	32,542	102,600	103,698

Gross profit	41,597	36,812	122,052	109,472
General and administrative expenses	32,128	31,371	94,701	94,896
Non-cash compensation	208	436	626	1,357
Depreciation and amortization expense	1,275	1,173	3,745	3,441

Operating income	7,986	3,832	22,980	9,778
Interest expense, net	5,203	4,968	15,835	19,199
Amortization of debt issuance costs	142	265	464	807
Other expenses, net	173	219	353	1,105

Net income (loss), before provision for income taxes	2,468	(1,620)	6,328	(11,333)
Provision (benefit) for income taxes	1,242	(564)	3,727	(3,667)

Net income (loss)	$1,226	$(1,056)	$2,601	$(7,666)

The accompanying notes are an integral part of these condensed consolidated financial statements.

TLC Health Care Services, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine-Month Periods Ended December 31, 2007 and 2006

(Unaudited)

(dollars in thousands)

	2007	2006
Cash flows from operating activities
Net income (loss)	$2,601	$(7,666)
Adjustments to reconcile net income (loss) to net cash provided by operations, net of acquisitions
Depreciation and amortization	3,745	3,441
Amortization of debt issuance costs	464	807
Write off of deferred debt issuance costs	–	2,851
Provision for bad debts	1,834	746
Interest paid in kind	863	72
Non-cash compensation	626	1,357
Loss on disposal of assets	2	–
Deferred income taxes	3,563	(3,667)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(5,901)	463
Prepaid expenses and other current assets	1,470	1,068
Other assets	90	33
Accounts payable and accrued expenses	(2,379)	(368)
Accrued payroll and payroll related expenses	(1,100)	(6,445)

Net cash provided by (used in) operating activities	5,878	(7,308)

Cash flows from investing activities
Cash paid for acquisition of licensee businesses	(535)	(1,153)
Other acquisition costs	–	(1,021)
Additions to fixed assets	(1,160)	(714)

Net cash (used in) investing activities	(1,695)	(2,888)

Cash flows from financing activities
Payment of Term Loan A	–	(600)
Payment of first lien term loans	(900)	(900)
Repurchase of common stock	–	(100)
Proceeds from long-term debt	–	170,000
Payment of long-term debt	(92)	(159,200)
Proceeds from borrowings on revolving line of credit	1,000	6,700
Payments on revolving line of credit	(2,900)	(3,500)
Change in restricted cash	–	3,168
Debt issuance costs	–	(7,645)
Payment of notes payable	(629)	(248)

Net cash (used in) provided by financing activities	(3,521)	7,675

Net increase (decrease) in cash and cash equivalents	662	(2,521)
Cash and cash equivalents
Beginning of year	$4,590	$2,590

End of period	$5,252	$69

Supplemental cash flow information
Interest paid	$15,809	$18,084

Income taxes paid	$100	$199

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to Consolidated Financial Statements

December 31, 2007 and March 31, 2007 and for the Three and

Nine-month Periods Ended December 31, 2007 and 2006

(Unaudited)

(dollar amounts in thousands)

1.	Organization and Nature of Operations

TLC Health Care Services, Inc. (‘the company”), a Delaware Corporation, is a leading privately-held provider of home health care services through 93 locations in 22 states and the District of Columbia as of December 31, 2007. The Company provides a wide range of skilled nursing services including health management programs for wound care, cardiac care, diabetes, physical rehabilitation, pulmonary/respiratory, behavioral health and cancer care, as well as Hospice services for improving the quality of life of the terminally ill patients and their families. Additionally, the Company provides home health aide services to assist patients with activities of daily living.

The Company has developed a comprehensive home care services system focusing on the needs of each patient with the integration of clinical, operational and financially sound protocols to produce successful clinical outcomes for patients and sufficient financial returns for investors. The Company operates in business as a single segment.

For the three and nine-month periods ended December 31, 2007, approximately 22% and 23% of the Company’s net service revenues were generated by six licensees, respectively, operating under a licensing agreement, under which independent companies represent the Company within a designated territory.

The Company’s caregiver personnel are assigned to service the Company’s clients using the Company’s trade names and service marks. All licensee operations’ caregiver and administrative personnel are employees of the Company. The Company pays and distributes the payroll for the personnel, administers all payroll withholdings and payments, bills the customers and receives and processes the accounts receivable. The licensees are responsible for providing an office and paying related expenses for administration including rent, utilities and costs for administrative personnel. The licenses agreements are for an initial term of ten years with five-year renewable terms. Each of the agreements contains a one-year non-compete agreement in the event of termination.

The Company owns all necessary health care related permits and licenses and, where required, certificates of need for the operation of licensee offices. The revenues generated by the licensees along with the related accounts receivable, belong to the Company. The revenues and related direct costs are included in the Company’s consolidated net service revenues and operating costs.

The Company pays a distribution to the licensees based on a defined formula of gross profit generated. Generally, the Company pays the licensees 60% of the gross profit attributable to the operations of the licensee. Such costs are included in general and administrative expenses and were as follows for the periods indicated. There are no payments to the licensees based solely on revenues.

	For the three-month periods ended December 31,		For the nine-month periods ended December 31,
	2007	2006	2007	2006
Distribution to licensees	$1,432	$1,806	$5,353	$4,513

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Intercompany accounts and transactions have been eliminated in consolidation.

Uses of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates include the determination of the fair value of assets and liabilities acquired, average length of service per patient episode, the collectability of accounts receivable and related reserves, valuation of goodwill and intangible assets, obligations under health insurance programs, and Medicare and Medicaid settlement issues.

Stock Options

For the three and nine-month periods ended December 31, 2006, the Company’s stock option plan was accounted for under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (“APB 25”), as permitted by FASB Statement No 123, Accounting for Stock-Based Compensation, Transition and Disclosure. Under APB 25, compensation expense is recognized for the excess of the value of the stock options over the exercise price at the date of grant.

For the three and nine-month periods ended December 31, 2007, stock options were accounted for under the provisions of FASB Statement No. 123(R), Share-based Payment (“SFAS No. 123(R)”). SFAS 123 (R), issued in December 2004 is a revision of SFAS No. 123 and supersedes APB 25. SFAS No. 123(R) was effective beginning on April 1, 2006, the beginning of the Company’s 2007 fiscal year. The Company has adopted SAS No. 123(R) using the modified prospective method and accordingly financial statements amounts for the prior period have not been restated to reflect the fair value method of expensing share-based compensation. The resultant expense for the three and nine-month periods ended December 31, 2007 was $208 and $626, respectively.

Reclassification

Certain prior period amounts have been reclassified to conform with the current year presentation.

2.	Business Combinations

West Virginia Licensee Rights

Effective November 16, 2007, the Company acquired the licensee rights of its West Virginia territory. The acquisition was accounted for as a purchase of net assets. Total consideration was $1.6 million, including cash paid of $500 and a 4.83% per annum promissory note payable of $1.1 million. The note is payable over 3 years in monthly installments of $33, for which payments commenced in January 2008. The license agreement was terminated. The following assets and liabilities were acquired:

Fixed assets	$7
Goodwill and other intangible assets	1,630

Fair value of net assets acquired	$1,637

Albert Gallatin Home Care and Hospice Licensee Rights

Effective April 1, 2006, the Company acquired the licensee rights to its Western, PA operations for aggregate consideration of $3,216, including $1,153 in cash, $1,696 in a non-interest bearing promissory note, $346 in accrued expenses, and approximately $21 of transaction costs. The note is payable in quarterly installments of $231 over two years, for which payments commenced in October 2006. The licensee agreement was terminated. The following assets and liabilities were acquired:

Fixed assets	$289
Goodwill and other intangible assets	3,725
Accrued expenses	(611)
Notes payable	(187)

Fair value of net assets acquired	$3,216

3.	Accounts Receivable, Revenue Recognition and Allowance for Doubtful Accounts

Accounts receivable consists of the net realized amounts from third-party payors, primarily the Federal Medicare program, and patients for services rendered. The Company’s revenue was derived from the following payor sources for the periods indicated:

	For the three-month periods ended December 31,		For the nine-month periods ended December 31,
	2007	2006	2007	2006
Medicare	86.66%	86.56%	85.54%	86.09%
State Medicaid programs	4.20	4.71	4.55	4.82
Third party insurance carriers, managed care and private payors	9.14	8.73	9.91	9.09

	100.0%	100.0%	100.0%	100.0%

Revenue is recognized over the period in which it is earned, as services are rendered. Revenues are recorded net of contractual or other allowances to which customers are entitled.

Revenue adjustments result from differences between estimated and actual reimbursement amounts, an inability to obtain appropriate billing documentation or authorizations acceptable to the payor and other reasons. Revenue adjustments are deducted from gross accounts receivable. Accounts receivable are reduced by an allowance for doubtful accounts, which provides for those accounts from which payment is not expected to be received, although services were provided and revenue was earned. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectable.

Under the Medicare home health program, the Company receives payment for its services provided to each Medicare patient in accordance with the Prospective Payment System (“PPS”). PPS is a Federal government regulated payment methodology system for providers of Medicare home health services, established by the Federal Centers for Medicare and Medicaid Services (“CMS”) effective October 1, 2000. Under PPS, the Company is paid for its services provided to each Medicare patient based upon an amount determined at the beginning of each sixty-day episode of care. Such amount is calculated according to a standard formula, the Home Health Resource Group (“HHRG”), which measures three dimensions of patient care: clinical diagnosis, functionality and severity of illness. The Company recognizes revenue over the average length of service per patient episode. The Company monitors the number of days in each episode and adjusts its revenue according to changes in this measurement at least quarterly. The portion of revenue not yet earned within a sixty-day episode for which the Company has billed the full episodic revenue to Medicare is recorded as deferred revenue and reflected as a reduction of revenue and accounts receivable in the accompanying consolidated financial statements.

Medicare reimbursement rates are subject to change. The applicability of a reimbursement change depends upon the completion date of the episode and generally applies to all episodes ending after the effective date of the change. Any change in Medicare reimbursement, positive or negative, could materially impact the financial results of the Company.

Accounts receivable, net consists of the following at December 31, 2007 and March 31, 2007:

	December 31, 2007	March 31, 2007
Medicare	$41,452	$36,819
Non-Medicare	11,286	10,094

Total	52,738	46,913
Less: Allowance for doubtful accounts	(5,672)	(5,233)
Less: Deferred revenue	(13,943)	(12,624)

Accounts receivable, net	$33,123	$29,056

4.	Details of Certain Balance Sheet Accounts

Additional information regarding certain balance sheet accounts is presented below:

	December 31, 2007	March 31, 2007
Computer equipment and software	$8,660	$7,758
Office equipment, furniture and fixtures	2,701	2,503
Leasehold improvements	676	535

	12,037	10,796
Less: Accumulated depreciation	(6,337)	(4,343)

	$5,700	$6,453

Accrued insurance	$150	$163
Interest payable	259	1,377
Accrued professional fees	393	331
Accrued sales and business use taxes	162	182
Other	562	1,794

	$1,526	$3,847

Accrued payroll and paid-time-off	$9,179	$10,893
Accrued workers’ compensation and health insurance	4,115	3,530
Accrued incentive compensation	833	667
Accrued payroll taxes and employee benefits	1,865	2,000

	$15,992	$17,090

5.	Goodwill and Intangible Assets

The following table summarizes the activity related to goodwill for the periods indicated:

	December 31, 2007	March 31, 2007
Goodwill, beginning of year	$136,350	$132,996
Goodwill acquired in connection with West Virginia	1,530	-
Goodwill acquired in connection with Gallatin	-	3,228
Other	1	126

Goodwill, end of period	$137,881	$136,350

Intangible assets consist of the following for the periods indicated:

	December 31, 2007	March 31, 2007
Trade name	$89,100	$89,100
Medicare provider numbers	1,270	1,270
Other intangible assets	6,997	6,897

	97,367	97,267
Less: Accumulated amortization	(5,839)	(4,091)

	$91,528	$93,176

The weighted-average amortization period of intangible assets that are amortized is 3.0 years.

6.	Long-Term Debt

Long-term debt consists of the following for the periods indicated:

	December 31, 2007	March 31, 2007
Syndicated credit facility	$170,985	$172,922
Notes payable related to acquisitions	1,767	1,296
Other notes (interest rates ranging from 6.0% to 9.1% at
December 31, 2007)	283	297

Total	173,035	174,515
Less current portion	(3,369)	(5,070)

	$169,666	$169,445

As of December 31, 2007, the total amount outstanding under the credit facility consisted of the following:

1st Lien debt	$117,900
Interest LIBOR plus 5.00%
2nd Lien debt
Interest at LIBOR plus 10.00%, including paid in kind of $1,029	51,029
Revolver
Interest at LIBOR plus 5.00%	1,000
1st Lien paid-in-kind notes
Interest at 10.36%, including paid-in-kind of $68	692
2nd Lien paid-in-kind notes
Interest at 15.36%, including paid-in-kind of $52	364

Total debt outstanding under the credit facility	$170,985

7.	Medicare and Medicaid Liabilities

The Company’s Medicare and Medicaid liabilities consist of estimated amounts payable based upon the Company’s best estimate of liabilities using historical experience and pending matters for which the outcomes are estimable and probable.

8.	Commitments and Contingencies

The health care industry is subject to numerous laws and regulations of Federal, state and local governments. Government activity continues with respect to investigations concerning possible violations by health care providers of fraud and abuse statutes and regulations. Compliance with such laws and regulations is subject to future government review and interpretations, as well as potential regulatory actions.

9.	Related Party Transactions

The Company incurs an advisory fee of $1,000 per year to its majority shareholder, Arcapita. The advisory fee expense was $250 for both the three-month periods ended December 31, 2007 and 2006, and was $750 for both the nine-month periods ended December 31, 2007 and 2006. In connection with the acquisition of AccuMed, Arcapita earned an acquisition fee of $1,000. As of December 31, 2007 and 2006, the Company has an accrued balance of $3,563 and $2,563, respectively, payable to Arcapita.